UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2011

GREAT WALL BUILDERS LTD.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation)

333-153182

(Commission File No.)

20 Eglinton Ave. W.

Suite 1006

Toronto, Ontario M4R 1K8

(Address of principal executive offices and Zip Code)

(416) 644-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 16, 2011, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among GroveWare Technologies Ltd., a Delaware corporation (“GroveWare”), the sole shareholder of GroveWare, GroveWare Holdings Inc., (hereinafter the “GroveWare Shareholder”), and the majority stockholder of the Company (the “Controlling Stockholder”).

Pursuant to the Share Exchange Agreement, the Company was to acquire one hundred (100) shares of common stock of GroveWare (the “GroveWare Stock”) from the GroveWare Shareholder, constituting 100% of the issued and outstanding shares of common stock of GroveWare.  In exchange for the GroveWare Stock, the Company was to issue seven million five hundred (7,500,000) shares of its common stock to the GroveWare Shareholder.  Additionally, pursuant to the terms of the Share Exchange Agreement, the Controlling Stockholder was to cancel a total of two million six hundred thousand (2,600,000) of his shares of the Company’s common stock.

On September 22, 2011, all parties to the Share Exchange Agreement agreed to rescind the agreement.  Each party signed a Rescission Agreement, stipulating that any and all consideration paid to date be returned to the payee. No shares of GroveWare were transferred and no shares of the Company were issued or cancelled.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 23, 2011, W. Scott Boyes resigned from all positions with the Company, including, but not limited to that of Chief Financial Officer, Secretary, Treasurer, principal financial officer, principal accounting officer and a member of the Board of Directors.  The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective September 23, 2011, Hrair Achkarian resigned from all positions with the Company, including, but not limited to that of President, principal executive officer, Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors.  The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective September 22, 2011, Peter Evan Bell was appointed as President, principal executive officer, Chief Financial Officer, Secretary, Treasurer, principal financial officer, principal accounting officer and a member of the Board of Directors of the Company.

The biography for Mr. Bell is set forth below:

In 1987, Mr. Evans graduated from The Lakeland College in Ohio with an Associate Degree in Business Marketing.  From 2003 to 2006, Mr. Evans worked as the Hotel and Catering Manage for Premier Beverage Company (“Premier”). As Hotel and Catering Manager, he was responsible for handling Premier’s high end hotel and catering accounts. From 2006 to 2007, Mr. Evans worked for Quintessential Wines (“Quintessential”) in Napa Valley, where he was the Manager of consumer accounts for the State of Florida. As Manager, Mr. Evans was responsible for sales, inventory, distributor programs, and growth of Quintessential’s wine portfolio. From 2007 to 2008, Mr. Evans worked as the South Eastern Regional Manager for Liquid International Premium Spirits Company (“Liquid”). As Regional Manager he was responsible for programming, pricing promotions and budget for Liquid’s portfolio in the region, and he implemented sales programs and market strategies. From 2008 to 2009, Mr. Evans worked as the Beverage Manager for Coconut Creek Casino in Coconut Creek, Florida. As Beverage Manager, he was responsible for the direct supervision of approximately 50 employees, and management of the entire beverage department including budget, inventory, implementing promotional programs with distributors and marketing for special events. From 2009 to present, Mr. Evans has worked as the Director of Business Development for Break Through Marketing Company (“BTM”). As Director of Business Development, he is responsible for the leadership and coordination of BTM’s sales and marketing. Additionally he manages and directly supervises senior sales specialists and recruits and trains the sales and marketing department staff.

We have no arrangements or agreements with Mr. Evans relating to compensation as an officer or director.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. Evans has not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(i) in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 9.01       EXHIBITS.

(a)  Financial statements of business acquired

None.

(b)  Exhibits

Exhibit	Document Description

Exhibit 10.1	Rescission Agreement
Exhibit 99.1	Resignation of W. Scott Boyes
Exhibit 99.2	Resignation of Hrair Achkarian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th  day of September, 2011.

GREAT WALL BUILDERS LTD.

BY:	/s/ Peter Evan Bell
Peter Evan Bell
President